EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Dragon Pharmaceutical, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). We, Alexander Wick, Chief Executive Officer and Matthew Kavanagh, Director, Finance and Compliance, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:   April 7, 2004                /s/ Alexander Wick
       ------------------           --------------------------------------------
                                    Alexander Wick,
                                    Chief Executive Officer
                                    (Principal Executive Officer)


                                      /s/ Matthew Kavanagh
                                    --------------------------------------------
                                    Matthew Kavanagh
                                    Director, Finance and Compliance
                                    (Principal Financial and Accounting Officer)